 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-268786
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 30, 2022)
Arqit Quantum Inc.
20,755,677 Ordinary Shares
Warrants to Purchase up to 20,755,677 Ordinary Shares
Placement Agent Warrants to Purchase up to 705,128 Ordinary Shares
(and the Ordinary Shares underlying the Warrants and Placement Agent Warrants)

We are offering to certain investors pursuant to this prospectus and the accompanying prospectus up to an aggregate of 20,755,677 of our ordinary shares, $0.0001 par value each (the “Ordinary Shares”), and warrants (the “Warrants”) to purchase up to 20,755,677 Ordinary Shares. The combined purchase price per Ordinary Share and accompanying Warrant is $0.78. The Warrants are exercisable for one Ordinary Share at an exercise price of $0.78 per share. The Warrants are immediately exercisable and may be exercised for a period of five years following the issuance date. This offering also relates to the Ordinary Shares issuable upon exercise of the Warrants sold in this offering.
The Ordinary Shares and the accompanying Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.
Our Ordinary Shares and public warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. On September 8, 2023, the last reported sales price of our Ordinary Shares was $0.64 per share and the last reported sales price of our public warrants was $0.2465 per warrant. Each whole public warrant is exercisable for one Ordinary Share at an exercise price of $11.50 per share (the “Public Warrants”). The Warrants and the Placement Agent Warrants offered pursuant to this prospectus supplement are distinct from, and will not be fungible with, our Public Warrants. Unlike the Public Warrants, there is no established trading market for the Warrants or the Placement Agent Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such Warrants or Placement Agent Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Placement Agent Warrants will be limited.
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our ordinary shares involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus, and under similar headings in any amendment or supplements to this prospectus supplement or the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Existing shareholders Heritage Assets SCSP, Ropemaker Nominees Limited and Carlo Calabria (collectively, the “Existing Shareholders”) have agreed to purchase 7,935,164 Ordinary Shares, together with Warrants to purchase up to 7,935,164 Ordinary Shares in the offering at a combined offering price of $0.78 per Ordinary Share and accompanying Warrant. Manfredi Lefebvre d’Ovidio is a director of the Company and has sole investment and voting power over the shares held by Heritage Assets SCSP, existing Company shareholder Notion Capital is the beneficial owner of the Ordinary Shares held by Ropemaker Nominees Limited and Carlo Calabria is director of the Company.
We have engaged H.C. Wainwright & Co., LLC (referred to herein as the “placement agent”) as the sole placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue to the placement agent, or its designees, warrants to purchase up to 705,128 Ordinary Shares (the “Placement Agent Warrants”) as part of the compensation payable to the placement agent (the Ordinary Shares issuable upon exercise of the Placement Agent Warrants are also being registered hereby). The Placement Agent Warrants will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $0.975 per share and will expire five years following the commencement of the sales pursuant to this offering. See the section entitled “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.
	Per Ordinary Share and Accompanying Warrant	Total
Offering price	$0.78	$16,189,428.06
Placement agent fees(1)	$0.0546	$700,000.00
Proceeds, before expenses, to us(2)	$0.7254	$15,489,428.06

(1)
The placement agent will not receive any fees in respect of offering proceeds from Ordinary Shares and Warrants issued to the Existing Shareholders. In addition, we have agreed to (i) issue the placement agent or its designees the Placement Agent Warrants to purchase a number of Ordinary Shares equal to 5.5% of the aggregate number of Ordinary Shares sold in this offering, other than from Ordinary Shares sold to the Existing Shareholders, and (ii) reimburse certain expenses of the placement in connection with this offering. See the section entitled “Plan of Distribution” beginning on page S-13 for more information regarding the placement agent’s compensation.

(2)
The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants or Placement Agent Warrants being issued in connection with this offering.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 12, 2023.
H.C. Wainwright & Co.
The date of this prospectus supplement is September 8, 2023.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission, or the SEC, on December 28, 2022, as part of a “shelf” registration process. Under the shelf registration process, we may sell our Ordinary Shares in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our Ordinary Shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
Neither we nor the placement agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our Ordinary Shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under the section entitled “Documents Incorporated by Reference.”
Except as expressly stated or the context otherwise requires, the terms “Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours” refer to Arqit Quantum Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated in it by reference contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.
Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iii

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our ordinary shares.
COMPANY OVERVIEW
Arqit is a cybersecurity company that has pioneered a unique symmetric key agreement technology which makes the communications links of any networked device or data at rest secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has potentially universal application to every edge device and cloud machine in the world.
CORPORATE INFORMATION
Our registered office and principal place of business is located at Nova North, Floor 7, 11 Bressenden Place, London SW1E 5BY, United Kingdom and our telephone number is +44 203 91 70155. Our website address is https://arqit.uk. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Arqit Inc., whose address is 1209 Orange Street, Wilmington, DE 19801.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A FOREIGN PRIVATE ISSUER
Emerging Growth Company
Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Additionally, to the extent that Arqit ceases to become a foreign private issuer, emerging growth company status would allow it to include reduced disclosure obligations regarding executive compensation in its periodic reports and to be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.
Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
Arqit is a “foreign private issuer” under United States Securities and Exchange Commission (“SEC”) rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Arqit will be required to file its annual reports on Form 20-F, and will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.

Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short- swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

THE OFFERING
Ordinary Shares offered by us
20,755,677 shares.
Ordinary Shares outstanding immediately after this offering
163,547,237 shares.
Warrants offered by us
We are offering Warrants to purchase up to 20,755,677 Ordinary Shares. Each Warrant is exercisable for one Ordinary Share at an exercise price of $0.78 per share. The Warrants are exercisable immediately upon issuance and may be exercised at any time until the fifth-year anniversary of the issuance date. The Ordinary Shares and Warrants are immediately separable and will be issued separately but will be purchased together in this offering. This prospectus supplement and the accompanying base prospectus also relate to the offering of the Ordinary Shares issuable upon exercise of the Warrants.
Placement Agent Warrants
We will also issue Placement Agent Warrants to purchase up to 705,128 Ordinary Shares to the placement agent (or its designees) as part of the compensation payable to our placement agent in connection with this offering. The Placement Agent Warrants will be exercisable immediately upon issuance and will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $0.975 per share and will expire five years from the commencement of the sales pursuant to this offering. This prospectus supplement and the accompanying base prospectus also relate to the offering of the Ordinary Shares issuable upon exercise of the Placement Agent Warrants. Please refer to the section entitled “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.
Use of proceeds
We expect to receive net proceeds of approximately $15.3 million from this offering, excluding any proceeds that may be received upon the cash exercise of the Warrants or the Placement Agent Warrants, after deducting the estimated offering expenses payable by us, including the placement agent fees. We intend to use the net proceeds from this offering to support the growth of our channel partnerships and for general corporate purposes. See the section entitled “Use of Proceeds.”
Exchange listing
Our Ordinary Shares and Public Warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. The Warrants and the Placement Agent Warrants offered pursuant to this prospectus supplement are distinct from, and will not be fungible with, our Public Warrants. Unlike our Public Warrants, there is no established trading market for the Warrants or the Placement Agent Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants or the Placement Agent Warrants will be limited.

Risk factors
Investing in our ordinary shares involves risks. See the section entitled “Risk Factors” on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents that we have incorporated by reference and the other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our ordinary shares.
The number of Ordinary Shares that will be outstanding after this offering is based on 142,791,560 Ordinary Shares outstanding as of September 8, 2023, and excludes, as of such date, Ordinary Shares issuable upon the vesting of outstanding restricted share units, Ordinary Shares reserved for future issuance under our 2021 Incentive Award Plan and Ordinary Shares issuable upon the exercise of our Public Warrants, the Warrants or the Private Placement Warrants.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our most recent annual report on Form 20-F. Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we currently deem immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to our Ordinary Shares and this Offering
This offering may cause the trading price of our Ordinary Shares to decrease.
The price per share, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering.
Unlike the Public Warrants, there is no public market for the Warrants or Placement Agent Warrants.
Unlike the Public Warrants, there is no established public trading market for the Warrants or Placement Agent Warrants being offered in this offering, and we do not expect a market to develop. The Warrants and the Placement Agent Warrants being offered in this offering are distinct from, and will not be fungible with, our Public Warrants. In addition, we do not intend to apply to list the Warrants or Placement Agent Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants and Placement Agent Warrants will be limited.
Holders of Warrants and Placement Agent Warrants will have no rights as shareholders until such holders exercise such Warrants and Placement Agent Warrants and acquire our Ordinary Shares.
Until holders of Warrants and Placement Agent Warrants acquire our Ordinary Shares upon exercise of such Warrants and Placement Agent Warrants, the holders will have no rights with respect to the Ordinary Shares underlying such Warrants and Placement Agent Warrants. Upon exercise of the Warrants and Placement Agent Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.
The Warrants and the Placement Agent Warrants are speculative in nature.
The Warrants and the Placement Agent Warrants do not confer any rights of Ordinary Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our Ordinary Shares at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Warrants and the Placement Agent Warrants, if any, will be uncertain and there can be no assurance that the market value of the Warrants or the Placement Agent Warrants will equal or exceed their imputed offering price. Unlike the Public Warrants, the Warrants and the Placement Agent Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our Ordinary Shares will ever equal or exceed the exercise price of the Warrants or Placement Agent Warrants.
The Warrants may not have any value.
The Warrants have an exercise price of $0.78 per share. The Placement Agent Warrants have an exercise price of $0.975 per share. The Warrants and the Placement Agent Warrants will be immediately exercisable upon issuance and will expire on the fifth anniversary of the date on which the Warrants become exercisable or on the fifth anniversary of the commencement of sales for the Placement Agent Warrants. In the event our Ordinary Share price does not exceed the exercise price of the Warrants or the Placement Agent Warrants during the period when such warrants are exercisable, the Warrants or the Placement Agent Warrants will expire worthless.

If we do not maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants and the Placement Agent Warrants, holders will only be able to exercise such Warrants or Placement Agent Warrants on a “cashless basis.”
If we do not maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants and the Placement Agent Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of Ordinary Shares that holders will receive upon exercise of the Warrants or the Placement Agent Warrants will be fewer than it would have been had such holders exercised their Warrants or and the Placement Agent Warrants for cash, and the potential “upside” of the holder’s investment in our company may be reduced.
Future sales of substantial amounts of our Ordinary Shares, or the possibility that such sales could occur, could adversely affect the market price of our Ordinary Shares.
In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.
You will experience immediate and substantial dilution in the net tangible book value per share of the Ordinary Shares you purchase. You may also experience future dilution as a result of future equity offerings.
The price per Ordinary Share, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Ordinary Shares. Our historical net tangible book value as of March 31, 2023 was $22.9 million, or approximately $0.17 per Ordinary Share. After giving effect to the 20,755,677 Ordinary Shares to be sold in this offering at an offering price of $0.78 per Ordinary Share, our as adjusted net tangible book value as of March 31, 2023 would have been $38.2 million, or approximately $0.25 per Ordinary Share. This represents an immediate increase in the net tangible book value of $0.08 per Ordinary Share to our existing shareholders and an immediate dilution in net tangible book value of approximately $0.53 per share of our Ordinary Shares to new investors, representing the difference between the offering price and our as adjusted net tangible book value as of March 31, 2023, after giving effect to this offering, and the offering price per share.
In addition, we have stock options, restricted share units and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares at prices that may not be the same as the price per share in this offering. In the event that the outstanding options, restricted share units or warrants are exercised or settled, or that we make additional issuances of Ordinary Shares or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase Ordinary Shares in this offering. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business.
This offering is being conducted on a “best efforts” basis.
The placement agent is offering the shares on a “best efforts” basis, and the placement agent is under no obligation to purchase any Ordinary Shares for its own account. The placement agent is not required to sell any specific number or dollar amount of Ordinary Shares in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $15.3 million from this offering, after deducting estimated offering expenses payable by us, including the placement agent fees, and excluding the proceeds, if any, from the exercise of the Warrants or the Placement Agent Warrants issued in this offering. We intend to use the net proceeds from this offering to support the growth of our channel partnerships and for general corporate purposes.

DILUTION
If you purchase our Ordinary Shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our Ordinary Shares and the net tangible book value per Ordinary Share after this offering. As of March 31, 2023, our net tangible book value was $22.9 million, or $0.17 per Ordinary Share. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of Ordinary Shares issued and outstanding.
After giving effect to the sale of our Ordinary Shares in this offering at an offering price of $0.78 per share, our as adjusted net tangible book value as of March 31, 2023 would have been $38.2 million, or approximately $0.25 per Ordinary Share. This represents an immediate increase in the net tangible book value of $0.08 per Ordinary Share to our existing shareholders and an immediate dilution in net tangible book value of approximately $0.53 per Ordinary Share to new investors. The following table illustrates this per share dilution:
Offering price per Ordinary Share	$0.78
Net tangible book value per Ordinary Share as of March 31, 2023	$0.17
Increase in net tangible book value per Ordinary Shares attributable to this offering	$0.08
As adjusted net tangible book value per Ordinary Share as of March 31, 2023, after giving effect to this offering	$0.25
Dilution per Ordinary Share to new investors purchasing Ordinary Shares in this offering	$0.53
The above discussion and table are based on 134,078,493 Ordinary Shares outstanding as of March 31, 2023 and excludes, as of such date, Ordinary Shares issuable upon the vesting of outstanding restricted share units, Ordinary Shares reserved for future issuance under our 2021 Incentive Award Plan and Ordinary Shares issuable upon the exercise of our Public Warrants, the Warrants or the Private Placement Warrants.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our Ordinary Shares. We currently intend to retain our future earnings, if any, to finance the growth and development of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our Ordinary Shares will depend entirely upon any future appreciation. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which our shareholders purchased their shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering our Ordinary Shares, Warrants and Placement Agent Warrants. The following description of our Ordinary Shares, Warrants and Placement Agent Warrants summarizes the material terms and provisions thereof, including the material terms of the Ordinary Shares, Warrants and Placement Agent Warrants we are offering pursuant to this prospectus supplement and the accompanying prospectus.
Ordinary Shares
Our authorized share capital consists of 469,000,001 ordinary shares, $0.0001 par value each, of which 142,791,560 Ordinary Shares were issued and outstanding as of September 8, 2023, as well as 30,999,999 preference shares, $0.0001 par value each, of which none were issued and outstanding as of September 8, 2023. The Company currently has only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.
Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ARQQ.”
A description of our equity securities can be found in “Description of Securities,” filed as exhibit 2.5 to the Company’s annual report on Form 20-F filed with the SEC on December 14, 2022 and incorporated by reference herein.
Warrants
The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of the Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Warrants for a complete description of the terms and conditions of the Warrants.
Duration and Exercise Price
The Warrants offered hereby will have an exercise price of $0.78 per share. The Warrants will be immediately exercisable upon issuance and will be exercisable for five years from the date of issuance. The exercise price and number of Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares. Warrants will be issued in certificated form only.
Exercisability
The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s Warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers in this offering may also elect prior to the issuance of Warrants to have the initial exercise limitation set at 9.99% of our Ordinary Shares.
Cashless Exercise
If at the time of exercise of the Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of Ordinary Shares issuable upon exercise of the

Warrant, then the Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Warrants.
Fundamental Transactions
In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Ordinary Shares, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Ordinary Shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Ordinary Shares for which the Warrant is exercisable immediately prior to such event. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Warrant calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our Ordinary Shares as described in the Warrants.
Transferability
In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional Ordinary Shares will be issued upon the exercise of the Warrants. Rather, the number of Ordinary Shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
Unlike our Public Warrants, there is no established trading market for the Warrants, and we do not expect a market to develop. The Warrants and the Placement Agent Warrants offered pursuant to this prospectus supplement are distinct from, and will not be fungible with, our Public Warrants. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of Ordinary Shares, the holders of Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until such Warrant holders exercise their warrants.
Placement Agent Warrants
We have also agreed to issue to the placement agent (or its designees) the Placement Agent Warrants to purchase up to 705,128 Ordinary Shares. The Placement Agent Warrants will be exercisable immediately and will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $0.975 per share and a termination date that will be five years from the commencement of the sales pursuant to this offering.

PLAN OF DISTRIBUTION
We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our sole placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of the Ordinary Shares and Warrants offered pursuant to this prospectus supplement. The placement agent may retain sub-agents and selected dealers in connection with this offering.
We expect to deliver the Ordinary Shares and Warrants being offered pursuant to this prospectus supplement on or about September 12, 2023, subject to satisfaction of customary closing conditions.
We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.
Fees and Expenses
We have agreed to pay the placement agent in connection with this offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) up to $75,000 for fees and expenses of legal counsel and other out-of-pocket expenses and (iii) up to $15,950 for the clearing expenses. The placement agent will not receive any compensation in respect to the Ordinary Shares and Warrants issued to the Existing Shareholders in this offering.
We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $150,000.
Placement Agent Warrants
In addition, we have agreed to issue to the placement agent, or its designees, at the closing of this offering, Placement Agent Warrants to purchase 5.5% of the number of Ordinary Shares sold in this offering, other than from Ordinary Shares sold to the Existing Shareholders (or warrants to purchase up to 705,128 Ordinary Shares), at an exercise price of $0.975 per share. The Placement Agent Warrants and our Ordinary Shares issuable upon exercise thereof are being registered hereby.
The Placement Agent Warrants will be exercisable immediately and will expire five years from the commencement of sales in the offering.
Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Warrants issued to the investors in the offering.
Tail Financing Payments
We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was brought over the wall by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 15-month period following the termination or expiration of our engagement agreement.

Right of First Refusal
We have granted the placement agent a 12-month right of first refusal to act as our book-running manager, underwriter, placement agent or manager for certain future debt financing transactions and public offerings, private placements or capital raising transactions undertaken by us, subject to certain exceptions and conditions.
Lock-up Agreement
We have agreed to be subject to a lock-up for a period of 60 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or their equivalents, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Ordinary Shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, the placement agent:
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may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships
From time to time, the placement agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. The placement agent acted as the placement agent in connection with our registered direct offering consummated in February 2023 and as our sales agent in connection with our current at the market offering facility for which it has received and may continue to receive compensation. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.
Listing of Ordinary Shares and Warrants
Our Ordinary Shares and Public Warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. The Warrants and the Placement Agent Warrants offered pursuant to this prospectus supplement are distinct from, and will not be fungible with, our Public Warrants. Unlike the Public Warrants there is no established public trading market for the Warrants or the Placement Agent Warrants, and we do not expect a market to develop.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Maples and Calder (Cayman) LLP. Certain legal matters will be passed upon for us by White & Case LLP. Certain legal matters will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP.
EXPERTS
The consolidated financial statements of Arqit Quantum Inc. as of September 30, 2022, 2021 and 2020 appearing in Arqit Quantum Inc.’s Annual Report on Form 20-F for the fiscal year ended September 30, 2022, as filed with the SEC on December 14, 2022, have been audited by PKF Littlejohn LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.
We make available free of charge on or through our website, https://arqit.uk, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC’s rules allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
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the Company’s annual report on Form 20-F filed with the SEC on December 14, 2022;

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the description of the securities contained in Exhibit 2.5 to the Company’s annual report on Form 20-F filed with the SEC on December 14, 2022; and

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our reports on Form 6-K, filed with the SEC on February 21, 2023, May 17, 2023, June 2, 2023, September 7, 2023 and September 11, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement.
You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:
Arqit Quantum Inc.
Nova North, Floor 7, 11 Bressenden Place
London SW1E 5BY, United Kingdom
Tel: +44 203 91 70155

PROSPECTUS
Arqit Quantum Inc.
$100,000,000
Ordinary Shares
Preference Shares
Debt Securities
Warrants
Arqit Quantum Inc. (“Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours”) may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our ordinary shares and warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. On December 29, 2022, the last reported sales price of our ordinary shares was $3.60 per share and the last reported sales price of our warrants was $0.56 per warrant.
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 30, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States: We have not done anything that would permit offerings under this prospectus, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.
Unless the context otherwise requires, (“Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours”) and similar terms refer to Arqit Quantum Inc. and its subsidiaries on a consolidated basis.
The terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.

INDUSTRY AND MARKET DATA
In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which the Company competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.
Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

COMPANY OVERVIEW
Arqit is a cybersecurity company that has pioneered a unique symmetric key agreement technology which makes the communications links of any networked device or data at rest secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has potentially universal application to every edge device and cloud machine in the world.
CORPORATE INFORMATION
Our registered office and principal place of business is located at Nova North, Floor 7, 11 Bressenden Place, London SW1E 5BY, United Kingdom and our telephone number is +44 203 91 70155. Our website address is https://arqit.uk. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Arqit Inc., whose address is 1209 Orange Street, Wilmington, DE 19801.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A FOREIGN PRIVATE ISSUER
Emerging Growth Company
Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Additionally, to the extent that Arqit ceases to become a foreign private issuer, emerging growth company status would allow it to include reduced disclosure obligations regarding executive compensation in its periodic reports and to be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.
Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
Arqit is a “foreign private issuer” under SEC rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act, applicable to foreign private issuers. Arqit will be required to file its annual reports on Form 20-F, and will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.
Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

RISK FACTORS
An investment in any securities described in this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Where You Can Find More Information.” Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of any of the securities described in this prospectus could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $100 million. The actual price per share of the ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, ordinary shares, preference shares, debt securities and warrants comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100 million.
DESCRIPTION OF EQUITY SECURITIES
Our authorized share capital consists of 469,000,001 ordinary shares, $0.0001 par value each, of which 122,675,247 ordinary shares were issued and outstanding as of December 27, 2022, as well as 30,999,999 preference shares, $0.0001 par value each, of which none were issued and outstanding as of December 27, 2022. The Company currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our equity securities can be found in “Description of Securities,” filed as Exhibit 2.5 to the Company’s annual report on Form 20-F filed with the SEC on December 14, 2022 and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately. The debt securities may be secured or unsecured, may be senior, senior subordinated or subordinated, and may be convertible or exchangeable into shares of our ordinary shares. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

•
any material Cayman Islands and U.S. federal income tax consequences;

•
the anti-dilution provisions of the warrants, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
•
block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents;

•
the method of distribution;

•
the public offering price or purchase price and the proceeds to us from that sale;

•
the expenses of the offering;

•
any discounts to be allowed or paid to the underwriters, dealers or agents;

•
all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•
any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
The Company has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. If the Company was determined by the Cayman Islands authorities to be in violation of the Proceeds of Crime Act (As Revised), the Terrorism Act (As Revised) or the Cayman Anti-Money Laundering Regulations, the Company could be subject to substantial criminal penalties and/or administrative fines.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
•
where this is necessary for the performance of our rights and obligations under any purchase agreements;

•
where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary

Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expense	Estimated Amount
SEC registration fee		$33,060
FINRA filing fee		$15,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS
Maples and Calder (Cayman) LLP will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Arqit Quantum Inc. as of September 30, 2022, 2021 and 2020 appearing in Arqit Quantum Inc.’s Annual Report on Form 20-F for the fiscal year ended September 30, 2022, as filed with the SEC on December 14, 2022, have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://arqit.uk), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•
the Company’s annual report on Form 20-F filed with the SEC on December 14, 2022; and

•
the description of the securities contained in Exhibit 2.5 to the Company’s annual report on Form 20-F filed with the SEC on December 14, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Arqit Quantum Inc.
20,755,677 Ordinary Shares
Warrants to Purchase up to 20,755,677 Ordinary Shares
Placement Agent Warrants to Purchase up to 705,128 Ordinary Shares
(and the Ordinary Shares underlying such Warrants and Placement Agent Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.
September 8, 2023